SWK Holdings Corporation Announces 2019 Third Quarter Financial Results

Corporate Highlights

•	Acquired Enteris BioPharma, Inc. (“Enteris”) a biotechnology company offering innovative formulation solutions utilizing its proprietary oral drug delivery technology, Peptelligence®
o	Enteris to operate as an independent, wholly-owned subsidiary of SWK
•	Applied to uplist to NASDAQ Capital Market
•	Appointed Winston Black and Aaron G.L. Fletcher, Ph.D., to its Board of Directors

Third Quarter 2019 Financial Highlights

•	Total revenue for the third quarter 2019 was $6.3 million, up 7.9% compared to $5.9 million in the third quarter 2018
•	GAAP net income of $4.2 million, or $0.32 per diluted share, and non-GAAP adjusted net income of $5.1 million, or $0.39 per diluted share, for the third quarter 2019
•	Book value per share of $17.63 as of September 30, 2019 vs. $16.47 as of December 31, 2018
•	Income producing assets totaled $175.5 million as of September 30, 2019
•	Total cash and availability under the credit facility was $24.5 million as of September 30, 2019

Dallas, TX, November 18, 2019 – SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life sciences focused specialty finance company, today provided a business update and announced its financial and operating results for the third quarter ended September 30, 2019.

“The third quarter of 2019 was a transformative period for SWK, highlighted by our acquisition of Enteris Biopharma and our efforts to advance to the NASDAQ Capital Market. The importance of these events cannot be understated,” stated Winston Black, Chief Executive Officer of SWK. “With Enteris, we have now expanded beyond our core specialty healthcare finance business to bring aboard a revenue-generating company with a platform technology, development pipeline and manufacturing capabilities that we believe have yet to realize their full economic potential. Key to Enteris is its proprietary platform technology, Peptelligence®, which enables the oral delivery of peptide and small molecule therapeutics. We believe that this capability has the potential to reshape the multibillion-dollar peptide and small molecule market by creating proprietary, patent-protected oral reformulations that can have substantial benefits over the original compound. And further, by becoming more operationally oriented, SWK now has the opportunity to actively build its own wholly-owned portfolio of milestones and royalties through licensing activities.”

Mr. Black continued, “The addition of Enteris, combined with ongoing growth from our investments in commercial-stage, small to mid-sized life science companies, should have appeal to a broad range of investors, from those who specialize in financially-focused assets to healthcare-oriented investors who recognize SWK as a potentially lower-risk option for a biopharma heavy portfolio. We anticipate that once SWK’s stock is uplisted to the NASDAQ Capital Market, we will be positioned to more actively target these investors by enhancing our visibility in the marketplace, increasing the liquidity of our stock and potentially broadening our shareholder base.”

Mr. Black concluded, “The future of SWK is bright, and much of our enthusiasm results from the leadership position we have established as a trusted financing partner for small life sciences companies looking for capital to support their growth opportunities. There is a substantial market for these services, as evidenced by our just-announced transaction with Eton Pharmaceuticals, and we believe industry dynamics will continue to create demand for the unique financing structures that we offer. Our strategy is to capitalize on this market need by continuing to grow our specialty finance portfolio, while simultaneously expanding the Enteris platform both organically and through selected transactions that augment the core technology or provide services that add value to Enteris’ biopharma clients.”

Third Quarter 2019 Financial Results:

For the three-month span ended September 30, 2019, SWK reported total revenue of $6.3 million compared to $5.9 million for the three-month span ended September 30, 2018. Revenue primarily consisted of interest and fees earned on our finance receivables. The increase in revenue was primarily due to a $1.6 million gain in interest and fees earned on new and existing finance receivables and $0.1 million contribution from Enteris. The increase in revenue was offset by a $1.3 million decrease in interest and fees earned on finance receivables that were paid off or paid down in 2018.

Income before taxes for the three-month span ended September 30, 2019 totaled $3.5 million compared to a loss of $7.4 million for the same period last year. During the quarter, SWK incurred $1.1 million of costs associated with the Enteris transaction. The GAAP net income for the three-month period ended September 30, 2019 totaled $4.2 million, or $0.32 per diluted share, compared to a loss of $5.7 million, or $0.44 per diluted share for the three-month span ended September 30, 2018. For the same period this year, the non-GAAP adjusted net income was $5.1 million, or $0.39 per diluted share, compared to a loss of $8.3 million, or $0.64 per diluted share, for the three-month period ended September 30, 2018.

Income producing assets (defined as finance receivables and corporate debt securities) totaled $175.5 million as of September 30, 2019. This is an increase compared with income producing assets of $169.7 million as of June 30, 2019 and $166.8 million as of September 30, 2018.

Book value per share was $17.63 as of September 30, 2019, compared to $16.47 as of December 31, 2018 and $16.05 as of September 30, 2018.

Tables detailing SWK’s financial performance for the third quarter of 2019 and the first nine months of 2019 are below.

Portfolio Status:

During the third quarter of 2019, the Company deployed $7.5 in term loan financings. At the end of the third quarter of 2019, the weighted average projected effective yield of the finance receivables portfolio was 13.8%, including non-accrual positions, versus 12.9% as of the same time last year. The projected effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition policies, if all payments are received pursuant to the terms of the finance receivables.

Total portfolio investment activity for the three and nine-month spans ending September 30, 2019 and 2018 was as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2018	2017
Beginning portfolio	$173,647	$173,162	$154,838	$154,838
Early pay-offs	—	(13,500)	(23,500)	(22,000)
Impairment expense and provision for loan credit losses	—	(11,073)	(609)	(12,251)
Interest paid-in-kind	70	49	875	144
Investment in finance receivables	7,500	21,680	41,039	68,390
Investment in marketable securities	159	—	159	—
Loan discount amortization and fee accretion	362	(1,648)	(237)	(150)
Net unrealized gain on marketable investments and derivatives	734	898	1,754	240
Principal payments received on investments	(1,091)	(23)	(4,676)	(5,766)
Realized (losses) on (write-off) of investments	—	(4)	—	(4)
Royalty paydowns	(964)	(576)	(4,503)	(14,831)
Warrant investments, net of cancellations	—	(83)	196	272
Ending portfolio	$180,417	$168,882	$180,417	$168,882

Portfolio Updates Post Quarter End

After the close of the third quarter, the Company deployed $5.0 million in a new term loan to Eton Pharmaceuticals, Inc., a specialty pharmaceutical company focused on developing proprietary, value-add formulations of approved molecules in ways that offer improvements to patients and physicians. This deployment was offset by the $11.4 million aggregate received in the repayment of the Cheetah Medical, Inc. term loan.

Summary of Corporate and Operational Events

Acquisition of Enteris BioPharma

On August 26, 2019, SWK announced the acquisition of Enteris BioPharma, Inc. from a private equity firm. Enteris, which will operate as a wholly-owned subsidiary of SWK, is a biotechnology company offering innovative formulation solutions utilizing its proprietary oral drug delivery technology, Peptelligence®. Under the terms of the deal, SWK paid $21.5 million to the seller. Further, Enteris and the seller agreed to share the milestone and royalty proceeds of the Non-Exclusive License Agreement between Enteris and Cara Therapeutics, Inc. executed on August 20, 2019 under which Enteris licensed its proprietary Peptelligence® oral drug formulation to Cara for use with its Oral KORSUVA™ drug development candidate. Additionally, Enteris and the seller agreed to terms governing the potential out-licensing of Enteris’ 505(b)(2) product portfolio.

Application to Uplist to the NASDAQ Capital Market

On September 3, 2019 SWK announced that it had applied to uplist its shares of common stock on the NASDAQ Capital Market.

Board of Directors Expansion

On September 3, 2019 SWK announced the appointment of Winston Black, Chief Executive Officer of SWK, and Aaron G.L. Fletcher, Ph.D., to its Board of Directors. The appointments brought the total number of directors to six, of which three satisfy the NASDAQ independence requirements for service on the Company’s audit committee, including Dr. Fletcher.

Update on Share Repurchase Program
On December 21, 2018, SWK’s Board of Directors authorized a $3.5 million share repurchase program, totaling up to 312,491 common shares. The initial authorized purchase period was December 21, 2018 through May 31, 2019; however, the board reauthorized the share repurchase program in September 2019, which extends through February 29, 2020.

As of September 30, 2019, the Company repurchased an aggregate of 223,466 shares of its common stock. Of the shares repurchased, 143,900 were repurchased under the share repurchase program at a total cost of $1.4 million, or $9.61 per share. The remaining shares were purchased via private transactions.

Non-GAAP Adjusted Net Income

GAAP net income for the three-month period ended September 30, 2019, was $4.2 million, or $0.32 per diluted share. The table below eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and SWK’s warrant, depreciation and amortization.

The following tables provide a reconciliation of SWK’s GAAP net income to non-GAAP adjusted net income for the three- and nine-month periods ended September 30, 2019 and September 30, 2018:

(in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$4,157	$(5,716)	$15,043	$1,596
Plus: income tax (benefit) expense	(614)	(1,697)	1,171	399
Subtract: gain (loss) on fair market value of equity securities	—	100	—	(565)
Subtract: gain (loss) on fair market value of warrant assets	(1,152)	819	(146)	881
Plus: depreciation and amortization	358	4	368	12
Non-GAAP adjusted income before provision for income taxes	5,053	(8,328)	16,728	1,691
Adjusted provision for income taxes	—	—	—	—
Non-GAAP adjusted net income	$5,053	$(8,328)	$16,728	$1,691
Non-GAAP adjusted basic income per share	$0.39	$(0.64)	$1.30	$0.13
Non-GAAP adjusted diluted income per share	$0.39	$(0.64)	$1.30	$0.13
Weighted Average Shares - Basic	12,904	13,064	12,903	13,058
Weighted Average Shares - Diluted	12,908	13,064	12,906	13,062

In the table above, management has deducted the following non-cash items: (i) fair-market value of warrants as mark-to-market changes are non-cash, (ii) income taxes as the Company has substantial net operating losses to offset against future income, and (iii) depreciation and amortization expenses, primarily associated with the Enteris acquisition.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made.  We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Jason Rando (Media)

Tiberend Strategic Advisors, Inc.

+1.212.375.2665

jrando@tiberend.com

Maureen McEnroe (Investors)
212-375-2664 office

mmcenroe@tiberend.com

SWK HOLDINGS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$4,486	$20,227
Accounts receivable, net	2,452	2,195
Finance receivables, net	175,048	166,610
Marketable investments	1,946	—
Corporate debt security	483	532
Deferred tax asset, net	20,098	22,684
Warrant assets	2,940	2,777
Intangible assets, net	32,703	—
Goodwill	4,602	—
Property and equipment, net	1,259	25
Other assets	1,518	612
Total assets	$247,535	$215,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$3,506	$2,592
Contingent consideration payable	16,274	—
Warrant liability	127	13
Total liabilities	19,907	2,605

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 12,907,843 and 12,933,674 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	13	13
Additional paid-in capital	4,432,027	4,432,499
Accumulated deficit	(4,204,412)	(4,219,455)
Total stockholders’ equity	227,628	213,057
Total liabilities and stockholders’ equity	$247,535	$215,662

SWK HOLDINGS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Finance receivable interest income, including fees	$6,198	$5,882	$21,243	$19,463
Pharmaceutical development	149	—	149	—
Other	2	2	4	10
Total revenues	6,349	5,884	21,396	19,473
Costs and expenses:
Provision for credit losses	—	5,000	609	6,179
Impairment expense	—	7,799	—	7,799
Interest expense	79	79	259	80
Pharmaceutical manufacturing, research and development expense	286	—	286	—
Depreciation and amortization expense	358	4	368	12
General and administrative	2,718	1,247	5,301	3,637
Total costs and expenses	3,441	14,129	6,823	17,707
Other income (expense), net
Unrealized net gain (loss) on warrants	(1,152)	819	(146)	881
Unrealized net gain (loss) on equity securities	1,787	100	1,787	(565)
Loss on write off of investments	—	(87)	—	(87)
Income (loss) before provision (benefit) for income taxes	3,543	(7,413)	16,214	1,995
Provision (benefit) for income taxes	(614)	(1,697)	1,171	399
Consolidated net income (loss)	$4,157	$(5,716)	$15,043	$1,596
Net income (loss) per share
Basic	$0.32	$(0.44)	$1.17	$0.12
Diluted	$0.32	$(0.44)	$1.17	$0.12
Weighted Average Shares
Basic	12,904	13,064	12,903	13,058
Diluted	12,908	13,064	12,906	13,062

SWK HOLDINGS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Consolidated net income	$15,043	$1,596
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan credit losses	609	6,179
Amortization of debt issuance costs	140	—
Impairment expense	—	7,799
Deferred income taxes	1,171	399
Change in fair value of warrants	146	(881)
Change in fair value of equity securities	(1,787)	565
Gain (loss) on sale (write off) of investments	—	87
Loan discount amortization and fee accretion	122	(18)
Interest paid-in-kind	(875)	(144)
Stock-based compensation	337	196
Interest income in excess of cash received	(82)	(186)
Depreciation and amortization expense	368	12
Changes in operating assets and liabilities:
Accounts receivable	(122)	(227)
Other assets	(252)	15
Accounts payable and other liabilities	(1,434)	(426)
Net cash provided by operating activities	13,394	14,966

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(19,717)	—
Investment in equity securities	(159)	—
Investment in finance receivables	(41,039)	(68,390)
Repayment of finance receivables	32,630	42,542
Corporate debt security principal payment	49	55
Other	(100)	(8)
Net cash used in investing activities	(28,326)	(25,801)

Cash flows from financing activities:
Repurchases of common stock, including fees and expenses	(809)	—
Debt issuance costs	—	(508)
Net cash used in financing activities	(809)	(508)

Net decrease in cash and cash equivalents	(15,741)	(11,343)
Cash and cash equivalents at beginning of period	20,227	30,557
Cash and cash equivalents at end of period	$4,486	$19,214